UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2016

Liberty Global plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom

W6 8BS

(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.

Ziggo Secured Finance B.V. (“Ziggo Secured Finance”) is incorporated under the laws of the Netherlands and Ziggo Secured Finance Partnership (the “US SPV Borrower”) is incorporated under the laws of the State of Delaware and is 99% owned by Ziggo Secured Finance. Although Ziggo Secured Finance is a special purpose financing company that is 100% owned by a third party, Ziggo Secured Finance is consolidated by Ziggo Group Holding B.V. (“Ziggo Group Holding”), an indirect wholly-owned subsidiary of Liberty Global plc. Ziggo Secured Finance and the US SPV Borrower are party to a credit agreement dated March 5, 2015 (the “Credit Agreement”).

On August 16, 2016, (i) Ziggo Secured Finance and The Bank of Nova Scotia as facility agent entered into a €2,589.2 million ($2,917.7 million at the August 16, 2016 exchange rate) additional facility accession deed (the “C Accession Deed”); and (ii) the US SPV Borrower and The Bank of Nova Scotia as facility agent entered into a $1,000,000,000 additional facility accession deed (the “D Accession Deed”), in each case, pursuant to the Credit Agreement. Under the terms of the C Accession Deed, certain lenders agreed to provide a €2,589.2 million term loan facility (“Facility C”) to Ziggo Secured Finance; and under the terms of the D Accession Deed, certain lenders agreed to provide a $1,000,000,000 term loan facility (“Facility D”) to the US SPV Borrower, which amounts, in each case are to be issued at 99.5% of par.

The C Accession Deed and the D Accession Deed provide that the lenders under Facility C and Facility D consent to the amendments to the covenants and other provisions of the Credit Agreement and the Finance Documents (as defined in the Credit Agreement) outlined in the C Accession Deed and the D Accession Deed (including in the schedules thereto). Once the consent of the requisite lenders is obtained under the Credit Agreement, such amendments may be implemented at the election of Ziggo Secured Finance.

The final maturity date for Facility C and Facility D is August 31, 2024. Facility C bears interest at a rate of EURIBOR plus 3.75% subject to a EURIBOR floor of 0.00% and Facility D bears interest at a rate of LIBOR plus 3.00% subject to a LIBOR floor of 0.00%.

The net proceeds from Facility C will be used to prepay (i) €664.2 million ($748.5 million at the August 16, 2016 exchange rate) of the outstanding principal amount of the existing EUR B1 Facility under and as defined in the Credit Agreement and (ii) €1,925.0 million ($2,169.3 million at the August 16, 2016 exchange rate) of the outstanding principal amount of the existing EUR B1 Facility, EUR B2 Facility and EUR B3 Facility under and as defined under the Ziggo B.V. credit agreement dated January 27, 2014 (the “Ziggo Credit Agreement”). The net proceeds from Facility D will be used to prepay pro rata $1,000,000,000 of the outstanding USD B1 Facility, USD B2 Facility and USD B3 Facility under and as defined in the Ziggo Credit Agreement.

The foregoing descriptions of the Credit Agreement, Facility C and Facility D and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Credit Agreement, the C Accession Deed and the D Accession Deed, copies of which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Name

4.1	Senior Facilities Agreement dated March 5, 2015 among Ziggo Secured Finance B.V. as SPV Borrower, Ziggo Secured Finance Partnership as US SPV Borrower, The Bank of Nova Scotia as Facility Agent, the parties listed therein as Original Guarantors and Deutsche Trustee Company Limited as SPV Security Trustee and the Original Lender.

4.2	Ziggo Secured Finance B.V. Additional Facility C Accession Deed dated August 16, 2016 and entered into between, among others, Ziggo Secured Finance B.V. and The Bank of Nova Scotia.

4.3	Ziggo Secured Finance Partnership Additional Facility D Accession Deed dated August 16, 2016 and entered into between, among others, Ziggo Secured Finance Partnership and The Bank of Nova Scotia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2016

LIBERTY GLOBAL PLC

By:	/s/ Randy L. Lazzell
Name:	Randy L. Lazzell
Title:	Vice President